UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2006 (June 29, 2006)
PEROT SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22495	75-2230700

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(972) 577-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
Referring to recent press reports, Perot Systems Corporation and Blue Cross Blue Shield of Rhode Island expect a change to their relationship that would be beneficial to both parties long-term, but could result in Perot Systems impairing certain deferred contract costs. For additional detail on this contract, please refer to “Contract-Related Contingencies” in Item 2: “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Perot Systems’ Form 10-Q for the quarterly period ended March 31, 2006. Any agreement between the parties with respect to these matters is subject to the negotiation and finalization of definitive documents.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006	PEROT SYSTEMS CORPORATION
	By:	/s/ Thomas D. Williams
Thomas D. Williams
Secretary